UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                                 January 9, 2006
                        (Date of earliest event reported)

                              CAVALIER HOMES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

        1-9792                                          63-0949734
      ------                                             ----------
(Commission File Number)                      (IRS Employer Identification No.)


  32 Wilson Boulevard 100
     Addison, Alabama                                               35540
     ----------------                                               -----
 (Address of Principal Executive Offices)                        (Zip Code)

                                 (256) 747-9800
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition;  Item 7.01
                  ---------------------------------------------------------
 Regulation FD Disclosure.
 -------------------------

        (a) On January 9, 2006, Cavalier Homes, Inc. (the "Company") announced its expectation for 2005 revenue and provided an update to the status of its FEMA shipments. The Company also alerted investors to its website posting of a presentation to be used in meetings with institutional investors. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed "furnished" not "filed"for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01         Financial Statements and Exhibits.
                  ----------------------------------

        (c)       Exhibits

                Exhibit 99.1 Press Release dated January 9, 2006.




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                          CAVALIER HOMES, INC.
                                                              (Registrant)


Date: January 9, 2006                By               /s/ Michael R. Murphy
                                                          ---------------------
                                                          Michael R. Murphy
                                                    Its Chief Financial Officer

                                  Exhibit Index
                                  -------------

         Exhibit                Description
         -------                -----------

         99.1                   Text of Press Release dated January 9, 2006.

                                                                  EXHIBIT 99.1

                  From:             CAVALIER HOMES, INC.
                  Approved by:      David Roberson
                  Subject:          Update on Revenue, Shipments
                  Contact:          Mike Murphy (256)747-9800

          CAVALIER EXPECTS REVENUE OF APPROXIMATELY $97-$100 MILLION
                             FOR THE FOURTH QUARTER
                             ----------------------

                    COMPANY PROVIDES UPDATE ON FEMA SHIPMENTS

Addison, Ala. (January 9, 2006) - Cavalier Homes, Inc. (Amex: CAV) today announced that it expects to report total revenue of approximately $97-$100 million for the fourth quarter of 2005 that ended December 31, which will bring full-year revenue to approximately $271-$274 million. These figures compare with $76.0 million in the fourth quarter of 2004 and $234.2 million for fiscal year 2004.

         Cavalier continues to anticipate profitable operations for the fourth quarter and full year, with net income for the quarter and year comparing favorably to net income of $4.7 million ($0.25 per diluted share) in the fourth quarter of 2004 and $3.2 million ($0.18 per diluted share) for fiscal year 2004. With the expectation that 2005 will be the Company's second consecutive year of profitability, Cavalier also maintains its outlook for profitable operations in 2006. Presently, the Company anticipates that it will issue fourth quarter results in early March.

         Higher revenues for this past year were driven by an increase in floor shipments of approximately 500 over 2004, higher sales prices stemming from increased material costs, and a change in product mix. During 2005, the Company shipped 1,196 more Federal Emergency Management Agency (FEMA) homes than in 2004, each of which carry a sales price above Cavalier's standard product. Floor shipments for all of 2005 are expected to reach approximately 11,300, representing an increase of 5% over the 10,772 floors shipped in 2004. FEMA shipments for 2005 are expected to total 2,219 compared with 1,023 in 2004. The higher revenue for the fourth quarter of 2005 compared with the prior-year period resulted from a modest increase in floor shipments and a significant product shift to FEMA homes. Floor shipments for the fourth quarter of 2005 are expected to be 3,450, up 3% from 3,353 in the comparable 2004 period. Included in these figures are shipments of FEMA homes, which are expected to total 2,008 in the fourth quarter of 2005 versus 714 in the year-earlier period.

         During 2005, the Company announced a series of contracts and contract modifications to produce FEMA homes. Together, these agreements ultimately called for the construction and delivery of 2,638 single-section homes by mid-December 2005. During the fourth quarter, due to FEMA's logistical issues, Cavalier delayed production and/or delivery on a portion of these shipments. As of December 31, 2005, the Company had produced, but not shipped, a total of 244 FEMA homes under its contracts. Cavalier expects to build the remaining 175 FEMA homes and complete all FEMA shipments during the first quarter of 2006, which is expected to result in revenue from FEMA units of approximately $13 million in that quarter.

         Cavalier's accounts receivable related to FEMA shipments are expected to total $35 million at December 31, 2005, versus $2.6 million at December 31, 2004. The Company's past experience indicates that the collection period for FEMA accounts receivable is longer than the average period for other trade accounts receivable.

         Cavalier's management will participate in a series of meetings with institutional investors on January 10 and 11 to review this outlook and the Company's view on market conditions in the coming year. The presentation to be used in those investor meetings will be available on the investor relations section of the Company's website for a period of 60 days beginning on January 10, 2006.

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network.

         With the exception of historical information, the statements made in this press release, including those containing the words "expects," "anticipates," "thinks" and "believes," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations during the most recent fiscal quarter and in future periods, Cavalier's participation in and completion of contracts to produce FEMA homes, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2004, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended October 1, 2005, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.